As filed with the Securities and Exchange Commission on August 19, 2004
Registration No. 333-111559

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Critical Path, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	91-1788300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 The Embarcadero

San Francisco, CA 94105-1204
(415) 541-2500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark Ferrer

Chief Executive Officer
Critical Path, Inc.
350 The Embarcadero
San Francisco, CA 94105-1204
(415) 541-2500
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael J. Zukerman Senior Vice President, General Counsel and Secretary Critical Path, Inc. 350 The Embarcadero San Francisco, CA 94105-1204 (415) 541-2500	Gregg F. Vignos Pillsbury Winthrop LLP P.O. Box 7880 San Francisco, CA 94120-7880 (415) 983-1000	Scott D. Miller Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, CA 94303 (650) 461-5600

EXPLANATORY NOTE

      Critical Path, Inc. hereby amends its Registration Statement on Form S-3 (No. 333-111559) (the “Registration Statement”) relating to the registration of 14,000,000 shares of Series E Preferred Stock and 17,220,000 shares of Common Stock issuable upon conversion of the Series E Preferred Stock in connection with the Rights Offering, by filing this Post Effective Amendment No. 3 (this “Amendment”). The Registration Statement was declared effective on May 5, 2004. This Amendment is being filed to deregister the shares of Series E Preferred Stock which remain unsold under the Registration Statement (the “Unsold Series E Preferred Stock”) and shares of Common Stock issuable upon conversion of the Unsold Series E Preferred Stock. Accordingly, Critical Path, Inc. hereby deregisters 11,357,092 shares of Series E Preferred Stock and 13,969,223 shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 19, 2004.

CRITICAL PATH, INC.

By:	/s/ MARK FERRER

______________________________________ Mark Ferrer
Chief Executive Officer
(principal executive officer)

      Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Date	Signature	Title

August 19, 2004	* William E. McGlashan, Jr.	Chairman of the Board of Directors

August 19, 2004	/s/ MARK FERRER Mark Ferrer	Director and Chief Executive Officer (principal executive officer)

August 19, 2004	/s/ JAMES A. CLARK James A. Clark	Executive Vice President and Chief Financial Officer (principal accounting officer)

August 19, 2004	* Peter L. S. Currie	Director

August 19, 2004	* Ross Dove	Director

August 19, 2004	* Frost R. R. Prioleau	Director

August , 2004	Michael J. Shannahan	Director

August 19, 2004	* Steven R. Springsteel	Director

August , 2004	Tom Tinsley	Director
*By: /s/ MICHAEL J. ZUKERMAN Michael J. Zukerman As Attorney-In-Fact